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                                                               EXHIBIT 21.1

                                  SUBSIDIARIES

The following is a list of all the subsidiaries of Coleman Worldwide
Corporation.

                                    JURISDICTION OF               ASSUMED
        NAME                         INCORPORATION                  NAME
        ----                        ---------------               -------
Application des Gaz, S.A.              France

Australian Coleman, Inc.               Kansas

Bafiges S.A.                           France

Beacon Exports, Inc.                   Kansas

Camping Gaz (Brazil)                   Brasil

Camping Gaz (Gb) Limited               United Kingdom

Camping Gaz (Hong Kong)                Hong Kong

Camping Gaz (India) Pvt. Ltd.          India

Camping Gaz (Poland)                   Poland

Camping Gaz AG                         Switzerland

Camping Gaz Cs, Spol. S.r.l.           Czech Republic

Camping Gaz GmbH                       Austria

Camping Gaz International              Germany

Camping Gaz International
  Hellas Sarl                          Greece

Camping Gaz International
  (Portugal) Ltda                      Portugal

Camping Gaz K.K.                       Japan

Camping Gaz Kft                        Hungary

Camping Gaz Philippines, Inc.          Philippines

Camping Gaz Senegal                    Senegal

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                            SUBSIDIARIES, CONTINUED

                                    JURISDICTION OF               ASSUMED
        NAME                         INCORPORATION                  NAME
        ----                        ---------------               -------
Camping Gaz Srl                        Italy

Campiran SA                            Iran

The Canadian Coleman Company,
  Limited                              Ontario (Canada)         La Compagnie
                                                                  Canadien
                                                                  Coleman

Coleman Argentina, Inc.                Delaware

Coleman Belgium N.V.                   Belgium

Coleman do Brasil Ltda.                Brazil

The Coleman Company, Inc.              Delaware                 Lantern and
                                                                 Stove Co., Inc

Coleman Country, Ltd.                  Kansas                   Coleman Dubai

Coleman (Deutschland) GmbH             Germany

Coleman Holland B.V.                   The Netherlands

Coleman Japan Co., Ltd.                Japan

Coleman Mexico S. A. de C.V.           Mexico

Coleman Powermate Compressors, Inc.    Delaware

Coleman Powermate, Inc.                Nebraska

Coleman Powermate, Ltd.                Manitoba (Canada)

Coleman Safety & Security
  Products, Inc.                       Delaware

Coleman SARL                           France

Coleman SARL                           Switzerland

Coleman Spas, Inc.                     California

Coleman SVB S.r.l.                     Italy

Coleman Taymar Limited                 United Kingdom

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                               SUBSIDIARIES, CONTINUED

                                    JURISDICTION OF               ASSUMED
        NAME                         INCORPORATION                  NAME
        ----                        ---------------               -------
Coleman U.K. Holdings Limited          United Kingdom

Coleman U.K. PLC                       United Kingdom

Coleman Venture Capital, Inc.          Kansas

Crosman Arms Canada, Ltd.              Canada

Eastpak Corporation                    Delaware                 American
                                                                  Lifestyles
                                                                  Group

Eastpak Manufacturing Corporation      Delaware

Epigas International Limited           United Kingdom

General Archery Industries, Inc.       Arkansas

Jasan Products Ltd.                    Bermuda

Kansas Acquisition Corp.               Delaware

Neves Caria & Ca Ltda                  Portugal

Nippon Coleman, Inc.                   Kansas

Pearson Holdings, Inc.                 Arkansas

Productos Coleman, S.A.                Spain

PT Camping Gaz                         Indonesia

River View Corporation of
  Barling, Inc.                        Arkansas

Seatt de Mexico, S.A. de C.V.          Mexico

Sierra Canada, Ltd.                    Ontario (Canada)         Thomas L. Clark
                                                                  Manufacturing
                                                                  Company
Sierra Corporation of                  Arkansas
  Fort Smith, Inc.

Taymar Gas Limited                     United Kingdom

Tsana Internacional, S.A.              Costa Rica

Woodcraft Equipment Company            Missouri